UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011 (December 22, 2011)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

New Compensatory Arrangements with Robert P. Restrepo, Jr.

On December 22, 2011, Robert P. Restrepo, Jr., Chairman, Chief Executive Officer and President of State Auto Financial Corporation (“STFC”), entered into the following new compensatory agreements: (1) a new employment agreement commencing as of January 1, 2012 (the “Employment Agreement”), with STFC, State Auto Property and Casualty Insurance Company, and State Automobile Mutual Insurance Company (“State Auto Mutual”); and (2) a new executive agreement commencing as of January 1, 2012 (the “Executive Agreement”), with STFC and State Auto Mutual. The Employment Agreement defines “State Auto” as, collectively, STFC, State Auto Mutual and each of their respective present and future subsidiaries and affiliates.

(a) Employment Agreement

The Employment Agreement provides for Mr. Restrepo’s continued employment as Chairman of the Board, Chief Executive Officer and President of State Auto. The following provides a brief description of the material terms of the Employment Agreement:

Employment Term; Retirement

•

Mr. Restrepo’s employment term ends on December 31, 2015, unless sooner terminated due to Mr. Restrepo’s disability, death, voluntary termination of employment, or involuntary termination of employment by State Auto for cause or without cause.

•

The Employment Agreement provides that, unless State Auto and Mr. Restrepo otherwise agree, Mr. Restrepo will retire from State Auto on December 31, 2015. As part of the transition process to his successor, Mr. Restrepo has agreed to participate and cooperate with the identification and selection of his successor, and State Auto has reserved the right to alter Mr. Restrepo’s job title as Chief Executive Officer at any time during the last year of the Employment Agreement.

Compensation

•

Mr. Restrepo will receive an annual base salary of $780,000 for 2012, which is the same amount as Mr. Restrepo’s annual base salary for 2011. After 2012, Mr. Restrepo’s annual base salary will be subject to annual increases as authorized by the STFC Compensation Committee.

•

Mr. Restrepo will participate in the State Auto Financial Corporation Leadership Bonus Plan (the “LBP”) with an incentive bonus target equal to not less than 75% of his then current annual base salary.

•

Mr. Restrepo will participate in the State Auto Quality Performance Bonus Plan or any similar cash incentive compensation plan generally made available to executives of State Auto (the “QPB Plan”) (so long as the QPB Plan is offered to executives) in accordance with the terms and conditions of the QPB Plan, including any offsets applicable to bonus amounts earned under the LBP.

•	Mr. Restrepo will participate in the STFC Long Term Incentive Plan (the “LTIP”) in accordance with the terms and conditions of the LTIP.

•

Mr. Restrepo will be entitled to participate in all employee stock purchase, equity, retirement and other plans made available to executives of State Auto and receive any and all fringe benefits generally made available to employees of State Auto.

Severance Benefits Payable Upon Termination of Employment

•

In the event Mr. Restrepo suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. Restrepo’s employment, in which case Mr. Restrepo will be entitled to receive (i) his full base salary and bonuses accruing under the LBP, QPB Plan and LTIP plans through the date of his separation from service in accordance with the terms of the applicable plan, plus (ii) an annual amount equal to 80% of his then-current base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until December 31, 2015, whichever first occurs.

•

In the event of Mr. Restrepo’s death, his beneficiaries will receive payment of his then-current annual base salary for the lesser of 12 months or until December 31, 2015, plus a pro rata share of any bonuses to which Mr. Restrepo would then have been eligible to receive pursuant to the LBP, QPB Plan and LTIP plans, provided that any bonus contemplated by any of those plans was in fact earned under the terms of the applicable plan for the particular period in which the employment term ended.

•

In the event of Mr. Restrepo’s voluntary termination of employment, including without limitation retirement initiated by Mr. Restrepo and mandatory retirement on December 31, 2015, Mr. Restrepo will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the LBP, QPB Plan and LTIP plans.

•

In the event of Mr. Restrepo’s involuntary termination of employment “for cause,” as defined in the Employment Agreement, Mr. Restrepo will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the LBP, QPB Plan and LTIP plans.

•

In the event that the Boards of Directors of STFC and State Auto Mutual (collectively, the “Boards”) determine that Mr. Restrepo’s employment should be terminated before December 31, 2015 for any reason other than for death, disability, voluntary separation from service by Mr. Restrepo or “for cause”, Mr. Restrepo will be entitled to receive (i) the continuation of the payment his base salary for the lesser of two years or until

December 31, 2015, plus (ii) a one-year bonus payment equal to (A) the average of the aggregate bonuses under the QPB Plan earned by Mr. Restrepo for each of the two calendar years immediately preceding the calendar year in which the involuntary termination occurred, plus (B) the average of the amount earned under the LBP and LTIP plans for each of the two calendar years immediately preceding the calendar year in with the involuntary termination occurred. Mr. Restrepo will also be entitled to receive an amount equal to the then-current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 24 or the number of months from the date of termination until December 31, 2015, whichever is less, payable as a single lump sum payment as soon as practicable after separation from service.

Forfeiture of Severance Benefits

•

The Boards may, in their discretion, require Mr. Restrepo to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. Restrepo violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Employment Agreement, (ii) it is later discovered that Mr. Restrepo engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Mr. Restrepo engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Mr. Restrepo’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. Notwithstanding the foregoing, if the Boards determine that Mr. Restrepo engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

•

The terms of any future clawback policies adopted by the Boards are incorporated into the Employment Agreement. In addition to the terms and conditions set forth in the Employment Agreement, Mr. Restrepo agreed that any amounts payable or paid to him under the Employment Agreement is subject to the terms of any clawback policy of the Boards.

Confidential Information; Noncompetition Agreement; Nonsolicitation

•

The Employment Agreement imposes a post-employment confidentiality obligation upon Mr. Restrepo. This confidentiality covenant prohibits Mr. Restrepo from disclosing our using for his own gain any confidential information of State Auto unless and until such information becomes public knowledge or has come into the possession of other person by legal and equitable means other than as a result of disclosure by Mr. Restrepo.

•

The Employment Agreement also imposes a post-employment non-competition covenant upon Mr. Restrepo. Except as described below, the non-competition covenant has a two-year term and prohibits Mr. Restrepo from engaging in the property casualty insurance underwriting business or any other line(s) of business in which State Auto is operating at the time of his separation from service as an officer, director, consultant or employee of an insurer operating in any state where State Auto operates which has direct written premium in excess of $1 billion nationally as of the end of the calendar year immediately preceding Mr. Restrepo’s separation from service with State Auto. The non-competition period is reduced to one year if Mr. Restrepo’s separation of services was due to his voluntary termination of employment.

•

Mr. Restrepo has agreed that for a period of two years following termination of his employment, he will not hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(b) Executive Agreement

The term of the Executive Agreement coincides with the term of Mr. Restrepo’s employment under the Employment Agreement, subject to an extension for the lesser of 36 months after any month in which a Change of Control occurs, as defined below, or until December 31, 2015. The Executive Agreement will terminate if Mr. Restrepo’s employment with State Auto terminates prior to a Change of Control.

With respect to STFC, a “Change of Control” generally includes:

•

The acquisition by any person of beneficial ownership of 30% or more of STFC’s outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change of Control definition in the State Auto Financial equity incentive compensation plan);

•

A change in the composition of the board of directors of STFC such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of STFC;

•	A merger involving STFC where STFC’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•

A sale or other disposition of all or substantially all of the assets of STFC, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of STFC on a consolidated basis; or

•	A reorganization or other corporate event involving STFC which would have the same effect as any of the above-described events.

With respect State Auto Mutual, a “Change of Control” generally includes:

•

An affiliation or merger involving State Auto Mutual which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual; or

•

A conversion of State Auto Mutual to a stock corporation which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual.

Under the Executive Agreement, STFC and State Auto Mutual, or their respective successors, must provide severance benefits to Mr. Restrepo if his employment is terminated (other than on account of Mr. Restrepo’s death, disability, mandatory retirement on December 31, 2015, or involuntary termination for cause):

•	By STFC or State Auto Mutual at any time within 24 months after a Change of Control;

•	By Mr. Restrepo for Good Reason (as defined below) at any time within 24 months after a Change of Control; or

•

By STFC or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

“Good Reason” generally means the assignment to Mr. Restrepo of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. Restrepo’s position during the 12 months prior to the Change of Control or which result in significant changes in his authority and responsibility as the chief executive officer of STFC or State Auto Mutual, a material reduction in Mr. Restrepo’s salary in place as of the day immediately prior to the Change of Control or, after a Change of Control, the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives, a reduction of Mr. Restrepo’s most recent highest incentive bonus potential, or a demand that Mr. Restrepo relocate to more than 35 miles from Mr. Restrepo’s current location. Mr. Restrepo’s determination of Good Reason will be conclusive and binding upon the parties if made in good faith. Mr. Restrepo must provide STFC and State Auto Mutual with written notice of his intent to terminate for Good Reason, and thereafter STFC and State Auto Mutual will have a 30-day cure period to remedy the condition and prevent Mr. Restrepo’s termination of employment for Good Reason.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Restrepo’s severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to 2.99 times Mr. Restrepo’s annual base salary (subject to reduction if Mr. Restrepo is within two years of mandatory retirement on December 31, 2015);

•

A lump-sum cash payment equal to 2.99 times the maximum possible bonus Mr. Restrepo could receive under State Auto’s short and long term cash incentive plans for the fiscal year in which the Change of Control occurs (subject to reduction if Mr. Restrepo is within two years of mandatory retirement on December 31, 2015); and

•

A lump-sum cash payment equal the then-current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 24, or by the number of months until December 31, 2015, whichever is less.

•

For a two-year period following his termination of employment or until December 31, 2015, whichever is less, life and accidental death and dismemberment insurance coverage equal to that received by Mr. Restrepo immediately prior to his termination of employment (or, if more favorable to Mr. Restrepo, equal to that received by Mr. Restrepo immediately prior to the Change of Control), and disability insurance coverage equal to that received by Mr. Restrepo immediately prior to his termination of employment (or, if more favorable to Mr. Restrepo, equal to that received by Mr. Restrepo immediately prior to the Change of Control);

•

Retirement benefits as provided by under the applicable defined benefit plans, including Mr. Restrepo’s Supplemental Executive Retirement Plan (the “SERP”) and his Special SERP, with such benefits determined under the terms most favorable to Mr. Restrepo, as further described in the Executive Agreement; and

•	Out-placement benefits in an amount equal to 15% of Mr. Restrepo’s annual base salary.

The Boards may, in their discretion, require Mr. Restrepo to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. Restrepo violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Executive Agreement, (ii) it is later discovered that Mr. Restrepo engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Mr. Restrepo engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Mr. Restrepo’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. If the Boards determine that Mr. Restrepo engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

The terms of any future clawback policies adopted by the Boards are incorporated into the Executive Agreement. In addition to the terms and conditions set forth in the Executive Agreement, Mr. Restrepo has agreed that any amounts payable or paid to him under the Executive Agreement are subject to the terms of any clawback policy of the Boards.

In the event Mr. Restrepo’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that STFC will not have to pay an excess severance payment and Mr. Restrepo will not be subject to an excise tax.

The Executive Agreement provides that, for a period of five years after any termination of Mr. Restrepo’s employment, STFC will provide Mr. Restrepo with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. Restrepo to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. Restrepo in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of STFC or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. Restrepo in the event he is required to take any action to enforce any of the rights granted under the Executive Agreement. In addition, Mr. Restrepo is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of STFC’s principal bank or its successor in effect from time to time plus 4%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: December 29, 2011	By	/s/ James A. Yano
Vice President and General Counsel